Exhibit 2.2


                              STOCK SALE AGREEMENT

         AGREEMENT, dated as of June 29, 2001, between GLENGARRY HOLDINGS LIMITED, a Bermuda company ("Seller"), and Emmerson Development Trust, a Trust established in Hong Kong ("Buyer").

                               W I T N E S S E T H

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, (i) an aggregate of 3,378,558 shares of common stock, par value $.01 per share (including all paid and/or accrued dividends thereon), the "Glengarry US Shares"), of Glengarry Holdings (US) Limited, a Nevada corporation ("Glengarry US"); and

         WHEREAS, Seller and Buyer are entering into this Agreement to provide for such purchase and sale of the Glengarry US Shares, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

         Section 1.1. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements set forth herein, Seller hereby sells to Buyer the Glengarry US Shares, for the purchase price (the "Purchase Price") consisting of the following:

         (a)      the sum of US$1,000.00; and

         (b)      one half of the tax  savings  realized by  Purchaser  from the
                  utilization  of  U.S.  tax  loss  carryforwards   existing  in
                  Glengarry US.

         Section 1.2. Returns and Records.

         (a) Buyer will provide Seller with a copy of its signed tax returns for each of the following ten years or such shorter period as all of the U.S. tax loss carryforwards of Glengarry US shall have been exhausted together with a payment in accordance with Section 1.1.(b) above, no later than the due date of such return.

         (b) Buyer, upon reasonable notice and during normal business hours, will permit Seller and its agents access to Buyer's and Glengarry US' records for the purpose of verifying Buyer's payments in accordance with this Agreement.

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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that (i) Seller is duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement and to consummate the-transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms; (iii) Seller has good and valid title to the Glengarry US Shares, free and clear of any and all claims, liens, pledges, charges, encumbrances and security interests, and, upon delivery by Seller to Buyer of the certificates representing the Glengarry US Shares as contemplated by Section 1.2 of this Agreement, Seller shall have transferred to Buyer good and valid title to the Glengarry US Shares, free and clear of any and all claims, liens, pledges, charges, encumbrances and security interests; (iv) the-execution, delivery and performance of this Agreement do not conflict with or violate the charter or bylaws of Seller or-any law, rule, regulation, order, judgment, decree, contract or agreement applicable to Seller, or by which any of its properties (including the Glengarry US Shares) are bound or affected; and (v) no consent, approval, waiver, license or authorization or other action of filing with any governmental authority or third party is required in connection with the execution, delivery and performance by Seller of this Agreement.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that (i) Buyer is duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite power and authority, corporate and otherwise, to execute, deliver and perform the obligations of Buyer under this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms;
(iii) the execution, delivery and performance of this Agreement shall not conflict with or violate the charter or by-laws of Buyer or any law, rule, regulation, order, judgment, decree, contract or agreement applicable to Buyer, or by which any of its properties are bound or affected; and (iv) no consent, approval, waiver, license or authorization or other action of filing with any governmental authority or third party is required in connection with the execution, delivery and performance by Buyer of this Agreement.

         Buyer represents and warrants that it is acquiring the Glengarry US Shares for investment and not with a view toward, or for the purpose of, the resale or distribution thereof. Buyer acknowledges that the sale of the Glengarry US Shares hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Glengarry US Shares may not be sold, transferred, offered for sale or otherwise disposed of without registration under the Securities Act, pursuant to an exemption therefrom or in a transaction not subject thereto.

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                                   ARTICLE IV

                         ASSUMPTION AND INDEMNIFICATION

         Section 4.1. Assumption and Indemnification by Seller. Seller hereby assumes and agrees to pay and perform, when due, all obligations of Glengarry
(US) to HFC Credit pursuant solely to a credit facility of up to $1,000,000 dated November 4, 2000 and further agrees to indemnify and hold Buyer harmless from any claim, cause of action or action related to such obligations including, but not limited to, reasonable attorneys' fees and other costs or expenses incurred by Glengarry (US) in investigating and defending any such claim, cause of action or action. As between Seller and Glengarry (US), it is the intention that with respect to the obligations and liabilities assumed by Seller, Seller will be liable as if it, rather than Glengarry (US) were the original party, notwithstanding the fact that Seller remains primarily liable to HFC Credit.

         Section 4.2. Indemnification by Buyer. Buyer agrees to hold Seller harmless from any claim, cause of action or action related to Glengarry (US) (except as to obligations set forth in Section 4.1., above), including but not limited to, reasonable attorney's fees and other costs and expenses incurred by Seller in investigating and defending any such claim, cause of action or action.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.

         Section 5.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         Section 5.3. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the meaning or interpretation of this Agreement.

         Section 5.4. Amendments and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed-by the party against whom such would apply. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No

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waiver  or any of the  provisions  of this  Agreement  shall be  deemed or shall constitute a waiver of such provisions at any time in the future or a waiver of any other provisions hereof.

         Section 5.5. Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Seller shall be responsible for and shall pay all sales, transfer, deed, duties, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement, including fees to record assignments.

         Section 5.6. Company name and officials. Contemporaneously with the sale the buyer undertakes to change the name of Glengarry US and to appoint new directors and officials pursuant to its own activities.

         Section 5.7. Notices. Any notice, request, instruction, consent or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

         If to Seller:

                  Glengarry Holdings Limited
                  P.O. Box HM 1154
                  10 Queen Street
                  Hamilton, HMEX, Bermuda
                  Attn:  William Bolland, Vice President

         with a copy to:

                  Sommer & Schneider LLP
                  595 Stewart Avenue, Suite 710
                  Garden City, NY  11530

         If to Buyer:

                  Emmerson Development Trust
                  Hanover Trust Company
                  Aastrasse 98
                  3005 Bern,
                  Switzerland

         with a copy to:




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or at such other  address for a party as shall be  specified  in writing by that party.

         Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to the choice of laws principles thereof.

         Section 5.9. Further Assurances. Each of the parties hereto shall use its reasonable best efforts to satisfy the conditions to Closing hereunder and to consummate the transactions contemplated hereby.

         Section 5.10. Survival. The representations and warranties of the parties contained in this Agreement and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS  WHEREOF,  this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                                GLENGARRY HOLDINGS LIMITED



                                                By:    /s/ David Caney
                                                     --------------------------
                                                Name:  David Caney
                                                Title:    President


                                                By:    /s/ A.M. Vass
                                                     --------------------------
                                                Name:   A. M. Vass
                                                Title:  Trustee
                                                        Emmerson Dev. Trust

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